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                                                                     EXHIBIT 1.2


                   THE COMPANIES (NORTHERN IRELAND) ORDER 1986

                           ---------------------------


                            COMPANY LIMITED BY SHARES


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                            MEMORANDUM OF ASSOCIATION

                                       OF

                      GALEN HOLDINGS PUBLIC LIMITED COMPANY


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                              ASHURST MORRIS CRISP
                                 Broadwalk House
                                 5 Appold Street
                                 London EC2A 2HA

                               Tel: 020 7638 1111
                               Fax: 020 7972 7990


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                   THE COMPANIES (NORTHERN IRELAND) ORDER 1986

                           ---------------------------


                            COMPANY LIMITED BY SHARES


                           ---------------------------



                            MEMORANDUM OF ASSOCIATION

                                     - OF -
                      GALEN HOLDINGS PUBLIC LIMITED COMPANY


1.      The name of the Company is "Galen Holdings Public Limited Company".

2.      The Company is to be a public company.

3.      The registered office of the Company is to be situated in Northern
        Ireland.

4.      The objects for which the Company is established are:-

4.1 The object of the Company is to carry on business as a general commercial company.

4.2 Without prejudice to the generality of the object and the powers of the Company derived from article 14A of the Order, the Company has power to do all or any of the following things:-

        (a) to invest the capital or other moneys of the Company in and to acquire (by purchase, lease concession, grant, licence or otherwise) and to hold, manage, develop, lease, sell or otherwise dispose of or deal in such businesses, options, rights, privileges, lands, buildings, leases, underleases, stocks, shares, debentures, bonds, obligations, securities, reversionary interests, annuities, policies of assurance and other property and rights and interests in property as the Company shall deem fit in any part of the world; and to vary any of the investments of the Company, and to enter into, assist or participate in financial, commercial, mercantile, industrial and other transactions, undertakings, and business of every description;

        (b) to acquire and take over the whole or part of any company, business or undertaking which the Company may desire to acquire or become interested in, and the whole or any of the assets and liabilities of such company, business or undertaking, and to carry on the same, and to dispose of, remove, or put an end thereto, and otherwise deal with the same as may seem expedient;
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        (c)     to purchase, take on lease or otherwise acquire by way of
                investment and hold, occupy, let, underlet, cultivate, improve and manage freehold, leasehold, or other lands and property of every description, or any estate or interest therein, and subject or not to any leases, tenancies, mortgages, charges, rights, easements, restrictions or other encumbrances; and to erect, construct, lay down, alter, add to, enlarge and maintain upon or in any lands or property so purchased, taken or acquired, all manner of houses and other buildings, roads, pleasure grounds, parks, gardens, sewers, drains, gas, water, electric and other mains, pipes, wires, cables and other media, plant, machinery, apparatus and works;

        (d) to acquire, hold, sell, indorse, discount, or otherwise deal with or dispose of, shares, stocks, debentures, debenture stock, scrip, bonds, mortgages, bills, notes, credits, contracts, certificates, coupons, warrants and other documents, funds, obligations, securities and investments issued or guaranteed by any company, corporation, society or trust constituted or carrying on business in any part of the world, and in the funds or loans or other securities and investments of or issued or guaranteed by any Government, State or Dominion, public body or authority, supreme, municipal, local or otherwise, whether at home or abroad;

        (e) to acquire any such shares, stocks, debentures, loans, scrip, bonds and/or securities or investments by original subscription, tender, purchase, participation in syndicates, exchange or otherwise, and whether or not fully paid up, and to make payments thereon as called up in advance of calls or otherwise, and to subscribe for the same either conditionally or otherwise, and to guarantee the subscription thereof, and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof, and to vary and transpose from time to time as may be considered expedient, any of the Company's investments for the time being;

        (f) to manufacture, process, import, deal in and store any goods and other things and to carry on the business of manufactures, processors, importers, exporters and storers of and dealers in any goods and other things;

        (g) to acquire and exploit lands, mines and mineral rights and to acquire, explore for and exploit any natural resources and to carry on any business involving the ownership or possession of land or other immovable property or buildings or structures thereon and to construct, erect, install, enlarge, alter and maintain buildings, plant and machinery and to carry on business as builders, contractors and engineers;

        (h) to provide services of all descriptions and to carry on business as advisers, consultants, brokers and agents of any kind;

        (i) to advertise, market and sell the products of the Company and of any other person and to carry on the business of advertisers or advertising agents or of a marketing and selling organisation or of a supplier, wholesaler, retailer, merchant or dealer of any kind;

        (j) to provide technical, cultural, artistic, educational, entertainment or business material, facilities or services and to carry on any business involving any such provision;

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        (k)     to lend money, and grant or provide credit and financial
                accommodation, to any person and to carry on the business of a banking, finance or insurance company;

        (l) to invest money of the Company in any investments and to hold, sell or otherwise deal with such investments and to carry on the business of a property or investment company;

        (m) to acquire and carry on any business carried on by a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company;

        (n) to enter into any arrangements with any government or authority or person and to obtain from any such government or authority or person any legislation, orders, rights, privileges, franchises and concessions and to carry out, exercise and comply with the same;

        (o) to borrow and raise money and accept money on deposit and to secure or discharge any debt or obligation in any manner and in particular (without prejudice to the generality of the foregoing) by mortgages of or charges upon all or any party of the undertaking, property and assets (present and future) and uncalled capital of the Company or by the creation and issue of securities;

        (p) to enter into any guarantee, contract of indemnity or suretyship and in particular (without prejudice to the generality of the foregoing) to guarantee, support or secure, with or without consideration, whether by personal obligation or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by both such methods or any other manner, the performance of any obligations or commitments of, and the repayment or payment of the principal amounts of and any premiums, interest, dividends and other moneys payable on or in respect of any securities or liabilities of any person, including (without prejudice to the generality of the foregoing) any company which is for the time being a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company or otherwise associated with the Company;

        (q) to amalgamate or enter into partnership or any profit sharing arrangement with, or to co-operate or participate in any way, or to take over or assume any obligation of, or to assist or subsidise, any person;

        (r) to accept, draw, make, create, issue, execute, discount, endorse, negotiate and deal in bills of exchange, promissory notes, and other instruments and securities, whether negotiable or otherwise;

        (s) to apply for, take out, register, purchase, or by other means acquire and protect, prolong and renew, whether in the United Kingdom or elsewhere, any patents, patent rights, brevets d'invention, licences, secret processes, trade marks, service marks, names, designs, protections and concessions and to disclaim, alter, modify, use and turn to account and to manufacture under or grant disclaim, alter, modify, use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting upon, testing and improving the
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                new patents, inventions or rights which the Company may acquire or propose to acquire and to carry on the business of an inventor, designer or research organisation;

        (t) to remunerate any person, employed by or rendering services to the Company, whether by cash payment or by the allotment of shares or securities of the Company credited as paid up in full or in part or by the grant of an interest in any property of the Company or by establishing any trust for the benefit of such person and doing any of the aforementioned in favour of such trust for the benefit of any such person, including the giving of the property of the Company to such trust;

        (u) to sell, exchange, mortgage, charge, let on rent, share of profit, royalty or otherwise, grant licences, easements, options, servitudes and other rights over, and in any other manner deal with, or dispose of, all or any part of the undertaking, property and assets (present and future) of the Company for any consideration and in particular (without prejudice to the generality of the foregoing) for any securities;

        (v) to issue and allot securities of the Company for cash or in payment for any real or personal property purchased or otherwise acquired by the Company or any services rendered to the Company or as security for any obligation or amount (even if less than the nominal amount of such securities) or for any other purpose;

        (w) to give any remuneration or other compensation or reward for services rendered in placing or procuring subscriptions of, or otherwise assisting in the issue of, any securities of the Company or in or about the formation of the Company or the conduct or course of its business, and to establish or promote, or concur or participate in establishing or promoting, any company, fund or trust and to subscribe for, underwrite, purchase or otherwise acquire securities of any company, fund or trust and to carry on the business of company, fund, trust or business promoters or managers and of underwriters or dealers in securities, and to act as director of and as secretary, manager, registrar or transfer agent for any other company and to act as trustees of any kind and to undertake and execute any trust;

        (x) to act as agents or brokers or as trustees for any person, firm or company, and to undertake sub-contracts;

        (y) to pay all the costs, charges and expense preliminary or incidental to the promotion, formation, establishment and incorporation of the Company, and to procure the registration and/or incorporation of the Company in or under the laws of any place outside England;

        (z)     to establish and maintain, or procure the establishment and maintenance of, any pension or superannuation funds (whether contributory or otherwise) for the benefit of, and give or procure the giving of donations, gratuities, pensions,
                allowances and emoluments to any directors, officers or former directors, officers or employees of the Company or any company which at any time is or was a subsidiary or a holding company of the Company or another subsidiary of a holding Company of the
                Company or otherwise associated with the Company or of any predecessor in business of any of them, and to the wives,
                widows, families, connections or dependants of any such persons, and to other persons whose service or services have directly or indirectly been of benefit to the Company or who the Company considers
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               have any moral claim on the Company or to their wives, widows, families, connections or dependants, and to establish subsidiaries or support any associations, institutions, clubs, schools, building and housing schemes, funds and trusts, and to make payments towards insurances or other arrangements likely to benefit any such persons or otherwise advance the interests of the Company or of its members and to subscribe, guarantee or pay money for any purpose likely, directly or indirectly, to further the interests of the Company or of its members or for any national, charitable, benevolent, educational, social, public, general or useful object;


        (aa)   (i)      to purchase and maintain insurance for or for the
                        benefit of any persons who are or were at any time directors, officers or employees or auditors of the Company, or of any other company which is its holding company or in which the Company or such holding company or any of the predecessors of the Company or of such holding company has any interest, whether direct or indirect, or which is in any way allied to or associated with the Company or of any subsidiary of the Company or of such other company or who are or were at any time trustees of any pension fund in which any employees of the Company or of any such other company or subsidiary are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company, or any such other company, subsidiary or pension fund; and

                (ii) to such extent as may be permitted by law otherwise to indemnify or to exempt any such persons against or from any such liability;

                for the purposes of this clause "HOLDING COMPANY" and "SUBSIDIARY" have the meanings given to them in the Order:

        (bb) to cease carrying on or wind up any business or activity of the Company, and to cancel any registration of and to wind up or procure the dissolution of the Company in any state or territory;

        (cc) to distribute any of the property of the Company among its creditors and members in specie or kind;

        (dd) to give, whether directly or indirectly, any kind of financial assistance (as defined in section 156(1)(a) of the Order) for any such purpose as is specified in section 161(1) and/or section 161(2) of the Order, so far as permitted by the Order;

        (ee) to procure the Company to be registered or recognised in any part of the world;

        (ff) to do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, contractors, trustees or otherwise and by or through trustees, agents or otherwise and either alone or in conjunction with others;

        (gg) to carry on any other business or activity and do anything of any nature which in the opinion of the Company is or may be capable of being conveniently carried on or

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                done in connection with the above, or likely, directly or
                indirectly, to enhance the value of or render more profitable all or any part of the Company's undertaking, property or assets or otherwise to advance the interests of the Company or of its members;

        (hh) to do all such other things as in the opinion of the Company are or may be incidental or conducive to the attainment of the above objects or any of them.

        And it is hereby declared that:-

        (i) none of the provisions set forth in this clause shall be restrictively construed but the widest interpretation shall be given to each such provision, and none of such provisions shall, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from any other provision set forth in such clause, or by reference to or inference from the terms of any other clause in this clause, or by reference to or inference from the name of the Company;

        (ii) in the clause "COMPANY", except where used in reference to the Company, includes any partnership or other body of persons, whether incorporated or not incorporated, and whether formed, incorporated, domiciled or resident in the United Kingdom or elsewhere; "PERSON" includes any company as well as any other legal or natural person; "SECURITIES" includes any full, partly or nil paid or no par value share, stock, unit, debenture, debenture or loan stock, deposit, receipt, bill, note, warrant, coupon, right to subscribe or convert, or similar right or obligation; "AND" and "OR" mean "and/or" where the context so permits, 2OTHER" and "OTHERWISE" shall not be construed ejusdem generis where a wider construction is possible;

        (ii) in this clause the expression the "ORDER" means the Companies (Northern Ireland) Order 1986, but so that any reference in this clause to any provision of the Order shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.

5.      The liability of the members is limited.

6. The share capital of the Company is Pound Sterling 1,000,000 divided into 1,000,000 shares of Pound Sterling 1.00 each(1).

The company has power from time to time to increase or reduce its capital and to consolidate or sub-divide the shares into shares of larger or smaller denominations. Any new shares from time to time to be created may from time to time be issued with any rights of preference, whether in respect of dividend or repayment of capital or both, or any such other special privilege or advantage over any shares previously issued or then about to be issued, or with such deferred rights as compared with any other shares previously issued or then about to be issued, or subject to any such conditions or provisions, and with any such right, or without any right of voting, and generally on such terms as the Company may from time to time determine.


--------------


(1) By means of a special resolution passed on 2 July 1997 each of the issued and unissued ordinary shares of Pound Sterling 1 each in the capital of the company was sub-divided into 10 ordinary shares. By means of a special resolution passed on 2 July 1997 the authorised share capital of the company was increased from Pound Sterling 1,000,000 to Pound Sterling 17,000,000 by the creation of 160,000,000 ordinary shares. By means of an ordinary resolution passed on 11 August 2000 the authorised share capital of the company was increased from Pound Sterling 17,000,000 to Pound Sterling 25,000,000 by the creation of 80,000,000 ordinary shares.